Exhibit 23.1  Consent of Independent Registered Public Accounting Firm – ANTON & CHIA, LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-134889) of Taitron Components Incorporated of our report dated April 1, 2013, appearing in the Annual Report on Form 10-K of Taitron Components Incorporated for the year ended December 31, 2012.

/s/ ANTON & CHIA, LLP

Newport Beach, California
April 1, 2013